GEHC and Clarient
On October 22, 2010, GE Healthcare, a unit of General Electric Company (NYSE:GE), and Clarient, Inc. (NASDAQ:CLRT) announced that they had entered into a definitive agreement for GE Healthcare to acquire Clarient in all cash tender offer. A subsidiary of GE will commence a tender offer for all outstanding common and preferred shares of Clarient at $5.00 per common share and $20.00 per preferred share, in each case payable in cash. The Board of Directors of Clarient has approved the transaction and unanimously recommended that Clarient stockholders tender their shares in the transaction. Stockholders holding approximately 47 percent of Clarient’s current outstanding voting stock have agreed, among other things, to tender their shares in the proposed transaction. GE Healthcare will acquire any Clarient shares not purchased in the tender offer in a second-step merger at the same price per share paid in the tender offer. The transaction values Clarient at approximately $580 million, net of cash and investments as of June 30, 2010.
The transaction is conditioned on the tender and acceptance of at least a majority of the fully diluted common shares of Clarient in the tender offer, regulatory approvals and other customary conditions, and is expected to close in late 2010 or early 2011.
Certain statements in this presentation regarding Clarient, Inc. and General Electric Company and the proposed transaction contain forward-looking statements that involve risks and uncertainty. Future events regarding the proposed transaction and both Clarient's and GE’s actual results could differ materially from the forward-looking statements.
Factors that might cause such a difference include, but are not limited to: delays in completing, or the failure to complete, the proposed transaction due to a failure to satisfy closing conditions or other reasons, Clarient's ability to continue to develop and expand its diagnostic services business, uncertainties inherent in Clarient's product development programs, Clarient's ability to attract and retain highly qualified managerial, technical, and sales and marketing personnel, Clarient's ability to maintain compliance with financial and other covenants under its credit facility, Clarient's ability to successfully manage its in-house billing and collections processes, the continuation of favorable third-party payor reimbursement for laboratory tests, changes in federal payor regulations or policies, including adjustments to Medicare reimbursement rates, that may affect coverage and reimbursement for Clarient's laboratory diagnostics services, Clarient's ability to obtain additional financing on acceptable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in identifying, developing and commercializing new diagnostic tests or novel markers including the
Mammostrat(R) test, Clarient's ability to fund development of new diagnostic tests and novel markers, and to obtain adequate patent protection covering Clarient's use of these tests and markers including for the Mammostrat(R) test, and the amount of resources Clarient determines to apply to novel marker development and commercialization, the risk to Clarient of infringement claims and the possibility of the need to license intellectual property from third parties to avoid or settle such claims, failure to obtain regulatory approvals and clearances required to conduct clinical trials if/when required and/or to commercialize Clarient's services and underlying diagnostic applications, Clarient's ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, and risks detailed from time to time in Clarient's and GE’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K.
Recent experience with respect to laboratory services, net revenues and results of operations may not be indicative of future results for the reasons set forth above. Neither
Clarient nor GE assumes any obligation to update any forward-looking statements or other information contained in this document.
The tender offer described in this presentation has not yet commenced, and this presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, General Electric Company will cause its indirect, wholly-owned subsidiary, Crane Merger Sub, Inc., to file a tender offer statement on
Schedule TO with the U.S. Securities and Exchange Commission (“SEC”).  Potential investors and Clarient  stockholders are strongly advised to read the tender offer statement
(which will include an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Clarient with the SEC because they will contain important information about the tender offer.  These documents will be available at no charge on the SEC’s website at www.sec.gov.  In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Crane Merger Sub, Inc. at GE Healthcare, 9900 W Innovation Drive, Wauwatosa, WI 53226, Attention: “Corporate Counsel -
Business Development”. Potential investors and Clarient stockholders may also read and copy any reports, statements and other information filed by GE, Crane Merger Sub or
Clarient with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Exhibit 99.1
Forward Looking Statements
Important Information

Small Molecules sales U $17B
Cardiovascular sales U $13B
Monoclonal antibodies sales ∩ $23B
Oncology sales ∩ $23B
Areas waning for pharma
Drivers for market expansion

Overall patient population
Targeted patient, personalized treatment
Mediocre efficacy
High efficacy

imagination at work

2009  Genentech   >>      Roche
2009  Immunex >>      Amgen
2008 Medimmune >>     AstraZeneca
2008  Millenium >>      Takeda
2008  ImClone >>       Lilly
2006 Serono >>        Merck KGaA
2006  Chiron        >>        Novartis
• Datamonitor,  White Paper –Key Strategic Trends in the Pharma Industry, April 2010.
• Datamonitor,  2009 Pharmaceutical M&A Overview, December 2009.
•
Goodman, M. Market Watch:  Sales of biologics to show robust growth through 2013.  Nature Rev. Drug Discov.8. 837 (2009)
• 10 Largest biotech acquistions
(2001-2009). http://biodollars.com/2010/01/09/largest-biotech-acquisitions-2001-2009/
Accessed on 7 Oct 2010.
•
Pharmaceutical companies seek biotech acquisitions to boost drugpipelines. http://www.icis.com/Articles/2010/02/12/9334022/pharmaceutical-companies-seek- biotech-acquisitions-to-boost -drug.htmlAccessed on 7 Oct 2010.
• Munos, B. Pharma’sinnovation challenge. Scientific American Pathways (2010)
•
David, E. et al. Pharmaceutical R&D: The road to positive returns. Nature Review Drug Disc. 8. 609-610 (2009)
•
BCC Research “Cancer Profiling and Pathways: Technologies and Global Markets”, September 2010
Pharma M&A activities to access
Biologicals content
Precise Molecular Diagnostics are required
to pinpoint responsive populations
NME pipeline
IRR 7.5%
NBE pipeline
IRR 13%
Stratified patient
populations
Pharma’s transition from small molecules to biologics
Biologics have high price point and address big unmet needs
Pharma annual sales trend  09-14 The Pharma business model is changing
Toxic
impact
No
impact
Therapeutic
‘sweet spot’
2009 - $15B for cancer
profiling products &
services, 2015 estimate:
$47B

- **Organ**
  - Breast Cancer
- **Structure / Stage**
  - Carcinoma vs. Sarcoma vs. Adenoma
  - Invasive vs. Ductal carcinoma in situ
- **Molecular profile**
  - HER2, hormone receptors
  - BRCA1, BRCA2

Mammography
Molecular Biopsy Tools
Tumor
+
IHC Stain
Gene sequencing
Molecular pathology
Precision therapy requires precision
diagnostics
The way we look at cancer is evolving
Investing in Molecular Diagnostics
From physiology to
molecular biology
• Molecular profiles can help define
therapies and procedures, helping
to improve patient care and lower
costs
• Complementary to imaging in key
diseases… oncology, cardiology &
neurology
Hormone receptor +ve,
Her2 –ve
Hormone receptor +ve,
Her2 +ve
• ~60% of diagnoses
• Anti-hormonal therapy +-
cytotoxics
• Generally good prognosis
• ~7-10% of diagnoses
• Anti-hormonal therapy
+cytotoxics +Herceptin
• High risk profile, good
treatment effect
Hormone receptor -ve,
Her 2 –ve
Hormone receptor -ve,
Her2 +ve
• ~10-13% of diagnoses
• Cytotoxics
• Poor prognosis: therapy
effect limited
• ~20% of diagnoses
• Cytotoxics + Herceptin
• High risk profile, good
treatment effect

Today

Future MoI Diagnostic impact

imagination at work

in vitro
Molecular
pathology
confirmatory tests
& therapy selection
Breast cancer care
+ + + +
Combining improvements in imaging and molecular diagnostics  will help improve patient care
Confirm Dx & Rx
selection
Screening
Diagnostic
workup
Treatment
Monitoring
Risk
assess
65MM
eligible
(U.S.)
Mammo
$3.1B
38MM screened
Mammo
U/S
PET
>$500MM
3MM exams
Biopsy
$250MM
1.2MM
procedures
Cancer:
254K U.S.
>$100MM
>35K tests
Prognostics
in vitro
DNA-based tests
for specific genes
or mutations
in vitro
Serum or
Cytology-based
screening to
triage mammo
in vivo
Agent enhanced
imaging
procedures …
PET, CEDM
in vivo
Imaging agents
for therapy
monitoring

in vivo molecular imaging
Medical Diagnostics
Digitizing the pathology
Workflow …
Omnyx/HCIT
Multiplexed signatures
GRC Molecular Pathology
Clarient
… assays
& operations
•
in vivo molecular diagnostics: strong
portfolio of PET molecular imaging
agents… oncology, neurology.  Localize
disease and therapy monitoring.  Global
reach through installed base of imaging
platforms
•
GRC Molecular Pathology platform
enables multiplexed analysis of complex
molecular signatures. Ability to research,
discover and validate new diagnostic
indications … Pharma collaborations
• Healthcare IT : Digitizing the pathology
workflow (JV Omnyx)
• Clarient:
Broad menu of tests.  in vitro
diagnostics to stratify patients for complex
therapies.  Scalable business
Integrating Molecular Diagnostic Technologies
GE Healthcare and Molecular Diagnostics

Clarient
1
2
3
Advanced oncology diagnostics services with broad
menu of ~350 tests to assess & characterize cancer
Strong pipeline of 20+ proprietary molecular Dx tests
for breast, lung, prostate & colon cancer … aiding
diagnosis, prognosis, therapy selection
Distribution channel with US-wide
coverage … Wide pathology customer base
Helping physicians make informed decisions
Complementary to GE Healthcare’s imaging expertise

in vitro molecular
diagnostics can bring
advantages in
access, development
time and cost
We believe GEHC Clarient
combination will help:
Healthcare providers to make
more confident clinical
decisions
Bring improvements in the
quality of patient care
Lower the costs of disease
management
Imaging required to
localize disease
Complete GEHC  diagnostic offering
Imaging
in vitro
Molecular
Dx
Integrated
diagnostics